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                                                                  EXHIBIT 10.39


                         SHEFFIELD PHARMACEUTICALS, INC.

                            INDEMNIFICATION AGREEMENT

            THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this 23rd day of January, 2002 by and between Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the individuals listed on
Schedule I hereto (each such individual an "Indemnitee" and collectively the "Indemnitees"):

            WHEREAS, qualified persons are reluctant to serve publicly-held corporations as directors or officers or in other capacities, unless they are provided with adequate protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

            WHEREAS, the uncertainties related to obtaining adequate insurance and indemnification have increased the difficulty of attracting and retaining such quality persons;

            WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by law, so that such persons will serve or continue to serve the Company free from undue concern that they will not be adequately indemnified;

            WHEREAS, the Company and the Indemnitees recognize that the legal risks and potential liabilities, and the threat thereof, associated with lawsuits filed against persons serving the Company, and the resultant time, expense and anxiety spent and endured in defending lawsuits bears no reasonable relationship to the compensation received by such persons, and thus poses a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve the Company;

            WHEREAS, the By-laws of the Company and the laws of the State of Delaware provide for the indemnification of directors, officers, agents and employees of the Company and specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and persons providing services to it; and

            WHEREAS, the Indemnitees are willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be indemnified according to the terms of this Agreement;

            NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as follows:

Section 1. Services by Indemnitee. Indemnitees agree to serve as directors and/or officers of the Company, and, with their subsequent consent, at the Company's request or for its benefit, as directors, officers, employees, agents or fiduciaries of certain other corporations and entities. Nothing contained herein shall entitle or require any Indemnitee to continue in his or her present position or any future position with the Company.

Section 2. Term of Agreement. For any Indemnitee, this Agreement shall continue until and terminate upon the later of: (a) ten years after the date that such Indemnitee ceases to hold a Corporate Status or
            (b) 120 days after the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by such Indemnitee pursuant to Section 8 of this Agreement.

Section 3.  Indemnification.

            3.1 General. The Company shall hold harmless and indemnify the Indemnitees against all Liabilities and advance to the Indemnitees all Expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware, or by any amendment thereof (but in the case of any amendment, only to the extent such amendment permits the Company to provide broader indemnification than provided prior to such amendment), or by other statutory provisions authorizing or permitting indemnification applicable from time to time hereafter.

            3.2 Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitees shall be entitled to the rights of indemnification provided in this Section 3.2 if, by reason of an Indemnitee's Corporate Status, such Indemnitee is, or is threatened to be, made a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Under this Section 3.2, any such Indemnitee shall be indemnified against all Liabilities actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, if the Indemnitee had no reasonable cause to believe the conduct was unlawful.

            3.3 Proceedings by or in the Right of the Company. Each Indemnitee shall be entitled to the rights of indemnification provided in this Section 3.3, if, by reason of such Indemnitee's Corporate Status, the Indemnitee is, or is threatened to be, made a party to any threatened, pending or completed Proceeding


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brought by or in the right of the Company to procure a judgment in its favor.
Subject to the last sentence of this Section 3.3, any such Indemnitee shall be indemnified against all Liabilities actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification of Liabilities shall be made in respect of any claim, issue or matter in such Proceeding as to which an Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought, determines such indemnification is proper.

            3.4 Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that any Indemnitee is, by reason of such Indemnitee's Corporate Status, a witness in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

            3.5 Partial Indemnity. If an Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Liabilities but not, however, for all the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, such Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

Section 4. Advancement of Expenses. The Company shall advance all Expenses incurred or to be incurred by or on behalf of an Indemnitee in connection with any Proceeding within fifteen (15) days after the receipt by the Company of a statement from such Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding. Each statement shall reasonably evidence the Expenses incurred or to be incurred by the Indemnitee. The Indemnitee hereby undertakes to repay any Expenses so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 5. Specific Limitations on Indemnity. No Indemnitee shall be entitled to indemnification under this Agreement:

                   (a) In respect to remuneration paid to or advantage gained by such Indemnitee, if it shall be determined by final judgment or other final adjudication that such Indemnitee was not legally entitled to such remuneration or advantage;

                   (b) On account of such Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or

                   (c) Prior to a Change in Control in respect of any Proceeding initiated by an Indemnitee against the Company or any director or officer of the Company, unless the Company has joined in or consented to the initiation of such Proceeding, except (i) as provided in Section 8 hereof, (ii) in respect of any counterclaims made against Indemnitee in any such Proceeding and (iii) to the extent Indemnitee seeks contribution or apportionment of an award or settlement against Indemnitee and against the Company and/or any other director or officer of the Company.

Section 6.  Procedure for Determination of Entitlement to Indemnification.

            6.1 Initial Request. To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, an Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to such Indemnitee and is reasonably necessary to


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determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of any request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

            6.2 Method of Determination. Upon written request by an Indemnitee for indemnification pursuant to Section 6.1 hereof, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in such case: (a) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case in the manner provided for in clauses (b) or (c) of this Section 6.2) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee;
(b) if a Change of Control shall not have occurred, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable, or even if such quorum is obtainable, if such quorum of Disinterested Directors so directs, either (x) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee(s), or (y) by the stockholders of the Company, as determined by such quorum of Disinterested Directors, or a quorum of the Board, as the case may be; or (c) as provided in Section 7.2 of this Agreement. If it is determined that an Indemnitee is entitled to indemnification, payment to such Indemnitee shall be made within ten (10) days after such determination.

            6.3 Selection, Payment and Discharge of Independent Counsel. If required, Independent Counsel shall be selected as follows: (a) if a Change of Control shall not have occurred, Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Indemnitee advising him or her of the identity of Independent Counsel so selected; or (b) if a Change of Control shall have occurred, Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event clause (a) shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel, unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 6.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware, or other court of competent jurisdiction, for resolution of any objection which shall have been made by the Company or by the Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under
Section 6.2 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding or arbitration pursuant to Section 8.1 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

            6.4 Cooperation. Both the Company and the Indemnitees shall cooperate with the person, persons or entity making the determination with respect to any Indemnitee's entitlement to indemnification, including providing to such person, persons or entity any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitees or to the Company, as the case may be, and reasonably necessary to such determination. Any reasonable costs or expenses (including attorneys' fees and disbursements) incurred by an Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification).

Section 7.  Presumptions and Effects of Certain Proceedings.

            7.1 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 6.1 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.


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            7.2 Failure to Determine Entitlement. If the person, persons or entity empowered or selected under Section 6 of this Agreement to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation or information relating thereto; and provided, further, that the foregoing provisions of this Section 7.2 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6.2 of this Agreement and if (a) within fifteen
(15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (b) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

            7.3 Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption (i) that an Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or (ii) with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the conduct was unlawful.

            Section 8. Remedies of Indemnitee.

            8.1 Adjudication. In the event that (a) a determination is made pursuant to Section 6 of this Agreement that an Indemnitee is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (c) payment of indemnification is not made pursuant to Section 3 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (d) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 6 or 7 of this Agreement, such Indemnitee shall be entitled to an adjudication, in any court of competent jurisdiction and in a venue to be determined by the Indemnitee. Alternatively, an Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitees shall commence any action under this
Section 8.1 within 180 days following the date on which they first have the right to commence such action hereunder.

            8.2 Good Faith. The Company hereby covenants and agrees to perform its obligations under this Agreement in good faith; and in any judgement or arbitration brought by an Indemnitee to enforce any such obligations the Company shall have the burden of establishing by a preponderance of the evidence that it (and its Board of Directors, if applicable) so performed such obligations and that the Indemnitee is not entitled to indemnification or the advancement of Expenses.

            8.3 De Novo Review. In the event that a determination shall have been made pursuant to Section 6 of this Agreement that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to Section 8.1 shall be conducted in all respects as a de novo trial or arbitration on the merits and such Indemnitee shall not be prejudiced by reason of that adverse determination.

            8.4 Company Bound. If a determination shall have been made or deemed to have been made pursuant to Section 6 or 7 of this Agreement that an Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent (a) a misstatement of a material fact by the Indemnitee, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification or the furnishing of information on (b) a prohibition of such indemnification under applicable law. The Company shall be precluded from asserting in any such judicial proceeding or arbitration that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all provisions of this Agreement.

            8.5 Expenses of Adjudication. In the event that an Indemnitee seeks an adjudication or an award to enforce his rights under, or to recover damages for breach of, this Agreement, such Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the type described in the definition of Expenses) actually and reasonably incurred by such Indemnitee in such adjudication or arbitration,


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but only if the Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that an Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, such Indemnitee shall be entitled to recover expenses from the Company on a pro rata basis.

Section 9. Non-Exclusivity; Subrogation.

            9.1 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which any Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or by-laws of any corporation, any other agreement, a vote of stockholders, a resolution of directors or otherwise.

            9.2 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee(s), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

            9.3 No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that an Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 10. Insurance. The Company hereby covenants and agrees that, for each Indemnitee, for so long as such Indemnitee shall continue to serve as a director or officer of the Company (or shall continue at the request of the Company to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter for so long as such Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that the Indemnitee was a director or officer of the Company (or served in any of said other capacities), the Company shall obtain and maintain in full force and effect for the benefit of such Indemnitee one or more valid, binding and enforceable policy or policies of directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers. Each Indemnitee shall be named as an insured in such a manner as to provide him or her the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is an officer but not a director of the Company; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee. Notwithstanding the provisions of this Section 10, the Company shall have no obligation to obtain or maintain D&O Insurance for any Indemnitee, if the Company determines in good faith (i) that such insurance is not reasonably available, (ii) that the premium costs for such insurance are disproportionate to the amount of coverage provided, (iii) that the coverage provided by such insurance is limited by exclusion so as to provide an insufficient benefit, or
            (iv) that such Indemnitee is covered by similar insurance maintained by an affiliate of the Company. In the event that the Company does not purchase and maintain in effect said policy or policies of D & O Insurance pursuant to the provisions of this Section 10, the Company agrees to hold harmless and indemnify the Indemnitees to the full extent of the coverage which would otherwise have been provided for the benefit of such Indemnities pursuant to insurance policies held by the Company as of the Effective Date. If, at the time of the receipt of the notice of the commencement of a Proceeding, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay on behalf of the Indemnitee(s) all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

Section 11. Company May Assume Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against an Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to such Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding; provided, however, that (a) the Indemnitee shall have the right to employ counsel in any such Proceeding at the Indemnitee's expense and (b) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.


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Section 12. Definitions.  For purposes of this Agreement:

                  (a) "Change in Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (or as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing at least 20% or, in the case of Elan Corporation and its affiliates in the aggregate (collectively, the "Elan Group"), at least fifty (50%), of the combined voting power of the Company's then outstanding securities; (ii) approval by the stockholders of the Company of a merger or consolidation of the Company with any other company or plan of exchange involving the Company ("Merger"), other than (1) a Merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after the Merger, or (2) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires twenty percent (20%) or more, or in the case of Elan Group in the aggregate, fifty percent (50%) or more, of the combined voting power of the Company's then outstanding securities; (iii) approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or disposition by the Company of all or substantially all of the Company's assets (iv) at any time, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  (b) "Corporate Status" means the position of a person as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise held at the request of the Company and shall include any position which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries.

                  (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnitee.

                  (d) "Effective Date" means the date of this Agreement.

                  (e) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types of customarily incurred in connection with the prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  (f) "Independent Counsel" means a law firm, or a member of a law firm, that is nationally recognized as experienced in matters of corporation law and neither presently is, not in the past five years has been, retained to represent either (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. The term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or an Indemnitee in an action to determine an Indemnitee's rights under this Agreement.

                  (g) "Liabilities" means any judgments, fines, penalties, or similar payments or amounts paid or incurred by an Indemnitee in connection with any Proceeding, and amounts paid or incurred by an Indemnitee or on an Indemnitee's behalf in settlement of any Proceeding (including any excise taxes or penalties assessed upon, or claimed against, an Indemnitee with respect to any employee benefit plan) and all Expenses.


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                  (h) "Proceeding" means any action, suit, arbitration,
         alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, pending or threatened, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee, unless the Board of Directors consents thereto.

Section 13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed or
            (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  (a) If to an Indemnitee, to the address set forth for such Indemnitee upon Schedule I hereto.

                  (b) If to the Company, to:

                                    Sheffield Pharmaceuticals, Inc.
                                    14528 South Outer Forty Road
                                    Suite 205
                                    St. Louis, MO  63017
                                    Attention:  Secretary

or to such other address as may have been furnished to the other party. Promptly after receipt by an Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, such Indemnitee shall notify the Company of the commencement or the threat of commencement thereof.

Section 14. General Provisions.

            14.1 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitees and their heirs, executors and administrators. The Company shall require and cause any successor to substantially all of the business or assets of the Company, by written agreement in form and substance satisfactory to a majority of the Indemnitees, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

            14.2 No Adequate Remedy. The parties acknowledge that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives the claim or defense that the party bringing such action has an adequate remedy at law, and the party against whom the action is brought shall not urge in any action or proceeding the claim or defense that the other party has an adequate remedy at law.

            14.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

            14.4 Severability. If any provision or provisions of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid or unenforceable) shall not in any way be affected or impaired thereby; and 9b) to the fullest extent possible, the remaining provisions of this Amendment (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid or unenforceable.

            14.5 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and a majority of the Indemnitees. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in any such Indemnitee's Corporate Status before such amendment, alteration, rescission or replacement. No waiver or any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No party shall be deemed to have waived a right or remedy provided in or relating to this Agreement, unless the waiver is in writing and duly executed by such party.

            14.6 Entire Agreement. This Agreement as to its subject matter, exclusively and completely states the rights and duties of the parties, sets forth their entire understanding and merges all prior and contemporaneous representations, promises, proposes, discussions and understandings by or between the parties.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


SHEFFIELD PHARMACEUTICALS, INC.                INDEMNITEES



By:  /s/ Loren G. Peterson                     /s/ Thomas M. Fitzgerald
     -------------------------------------     -------------------------------------
     Loren G. Peterson                         Thomas M. Fitzgerald
     President and Chief Executive Officer
                                               /s/ Loren G. Peterson
                                               --------------------------------------
                                               Loren G. Peterson

                                               /s/ John M. Bailey
                                               --------------------------------------
                                               John M. Bailey

                                               /s/ Digby W. Barrios
                                               --------------------------------------
                                               Digby W. Barrios

                                               /s/ Todd C. Davis
                                               --------------------------------------
                                               Todd C. Davis

                                               /s/ David A. Byron
                                               --------------------------------------
                                               David A. Byron

                                               /s/ Carl F. Siekmann
                                               --------------------------------------
                                               Carl F. Siekmann

                                               /s/ Scott A. Hoffmann
                                               -------------------------------------
                                               Scott A. Hoffmann

                                               /s/ Thomas A. Armer
                                               -------------------------------------
                                               Thomas A. Armer

                                   SCHEDULE I
                             LISTING OF INDEMNITEES


                INDEMNITEE                                      NOTICE ADDRESS
                ----------                                      --------------
Thomas M. Fitzgerald                               4 St. Andrews Hill, Pittsford, NY 14534

Loren G. Peterson                                  1776 Stifel Lane Drive, Town & Country, MO 63017

John M. Bailey                                     The Coach House, East Lane, Dedham Essex, UK, C07 6BL

Digby W. Barrios                                   44 St. John's Road, Ridgefield, CT  06877

Todd C. Davis                                      445 Park Avenue, 11th Floor, New York, NY 10022

David A. Byron                                     17674 Lasiandra Dr., Chesterfield, MO 63301

Carl F. Siekmann                                   15915 Wetherburn Road Park, Chesterfield, MO 63017

Scott A. Hoffmann                                  17664 Wildridge Dr., Chesterfield, MO 63005

Thomas A. Armer                                    19000 Tilson Avenue, Cupertino, CA  95014